UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  May 20, 2011

TIME WARNER INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-15062	13-4099534
(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer
Incorporation)		Identification No.)

One Time Warner Center, New York, New York 10019
(Address of Principal Executive Offices) (Zip Code)

212-484-8000
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Certificate of Amendment to Restated Certificate of Incorporation

On May 24, 2011, Time Warner Inc. (the “Company”) filed with the Secretary of State of Delaware a Certificate of Amendment to the Company’s Restated Certificate of Incorporation (the “Amendment”), which became effective upon filing.  The Amendment, which was approved by the Company’s stockholders at the Company’s Annual Meeting of Stockholders held on May 20, 2011 (the “Annual Meeting”), removed the remaining provisions of the Restated Certificate of Incorporation that provided for stockholder action by more than a simple majority vote (i.e., a majority of the votes cast) other than for actions for which Delaware corporation law requires a different vote standard. The Amendment is described in the Company’s definitive Proxy Statement dated April 8, 2011 (the “2011 Proxy Statement”) under the caption “Company Proposals – Proposal 5: Approval of an Amendment to the Company’s Restated Certificate of Incorporation to Remove Absolute Majority Vote Provisions,” and such description is incorporated herein by reference.  A copy of the Amendment is filed as Exhibit 3.1 to this Current Report on Form 8-K.

Amendment to By-laws

In December 2010, the Company’s Board of Directors approved an amendment to the By-laws of the Company to change the required vote of the stockholders to amend the By-laws to a simple majority vote from an absolute majority standard, subject to and effective upon the approval by the Company’s stockholders of the Amendment described above.  The amendment to the By-laws therefore became effective on May 20, 2011 upon the stockholders’ approval of the Amendment.  The By-laws, as amended, are filed as Exhibit 3.2 to this Current Report on Form 8-K.

Item 5.07  Submission of Matters to a Vote of Security Holders.

The final results of voting on each of the matters submitted to a vote of security holders at the Annual Meeting are as follows.

		For	Against	Abstentions	Broker Non-Votes
1.	Election of Directors:

	James L. Barksdale	866,821,948	9,021,951	368,298	75,110,140

	William P. Barr	849,894,260	25,933,824	384,113	75,110,140

	Jeffrey L. Bewkes	851,983,955	23,824,269	403,973	75,110,140

	Stephen F. Bollenbach	848,449,083	27,379,990	383,124	75,110,140

	Frank J. Caufield	843,858,244	31,975,018	378,935	75,110,140

	Robert C. Clark	817,731,795	58,085,418	394,984	75,110,140

	Mathias Döpfner	841,148,131	34,674,107	389,959	75,110,140

	Jessica P. Einhorn	867,292,100	8,564,875	355,222	75,110,140

	Fred Hassan	868,002,327	7,837,491	372,379	75,110,140

	Michael A. Miles	773,578,196	102,199,134	434,867	75,110,140

	Kenneth J. Novack	790,429,705	85,391,345	391,147	75,110,140

	Paul D. Wachter	865,267,460	10,326,012	618,725	75,110,140

	Deborah C. Wright	854,811,341	21,036,516	364,340	75,110,140

Under the Company’s By-laws, each of the directors was elected, having received “for” votes from a majority of the votes duly cast by the holders of the outstanding shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), with respect to such director.

		For	Against	Abstentions
2.	Ratification of Ernst & Young LLP as independent auditors	942,896,348	7,816,819	609,170

	The selection of Ernst & Young LLP was ratified, having received “for” votes from a majority of the votes duly cast by the holders of Common Stock.
		For	Against	Abstentions	Broker Non-Votes
3.	Advisory vote on executive compensation	673,908,349	196,175,568	6,128,280	75,110,140

	The proposal was approved, on an advisory basis, having received “for” votes from a majority of the votes duly cast by the holders of Common Stock.

		Three Years	Two Years	One Year	Abstentions	Broker Non-Votes
4.	Advisory vote on the frequency of holding an advisory vote on executive compensation	274,181,232	2,031,540	594,535,323	5,463,902	75,110,340

	The option of every one year as the frequency with which stockholders are provided an advisory vote on executive compensation was preferred by the Company’s stockholders, having received the vote of a

	majority of the votes duly cast by the holders of Common Stock.
		For	Against	Abstentions
5.	Approval of an amendment to the Company’s Restated Certificate of Incorporation to remove absolute majority vote provisions	939,699,300	9,791,582	1,831,455

Under the Company’s Restated Certificate of Incorporation and the Delaware General Corporation Law, the Amendment was approved, having received “for” votes from a majority of the outstanding shares of Common Stock.

		For	Against	Abstentions	Broker Non-Votes
6.	Stockholder proposal regarding shareholder action by written consent	434,078,647	439,991,983	2,141,567	75,110,140

	Under the Company’s By-laws, the proposal failed, having received “for” votes from less than a majority of the votes duly cast by the holders of Common Stock.

Item 9.01  Financial Statements and Exhibits.

Exhibit	Description

3.1
Certificate of Amendment, dated May 24, 2011, to Time Warner Inc. Restated Certificate of Incorporation, filed with the Secretary of State of Delaware and effective on May 24, 2011.

By-laws of the Company, as amended through May 20, 2011.

3.2

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIME WARNER INC.

 By:   /s/ John K. Martin, Jr.
 Name:  John K. Martin, Jr.
 Title:    Chief Financial & Administrative Officer

Date:    May 25, 2011

EXHIBIT INDEX

Exhibit	Description

3.1
Certificate of Amendment, dated May 24, 2011, to Time Warner Inc. Restated Certificate of Incorporation, filed with the Secretary of State of Delaware and effective on May 24, 2011.

By-laws of the Company, as amended through May 20, 2011.

3.2